Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 5 to Registration Statement (Investment Company Act File No. 811-10179) of Master Basic Value Trust on Form N-1A of our report dated August 15, 2005, appearing in the June 30, 2005 Annual Report of Merrill Lynch Basic Value Fund, Inc., and of Mercury Basic Value Fund, Inc., which are incorporated by reference in Part B of this Registration Statement.

Deloitte & Touche LLP

Princeton, New Jersey

October 18, 2005